Hansen, Barnett & Maxwell
A Professional Corporation                    Registered with the Public Company
CERTIFIED PUBLIC ACCOUNTANTS                       Acounting Oversight Board
 5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
 Phone: (801) 532-2200
  Fax:  (801) 532-7944
   www.hbmeopas.com






July 24, 2004




To the United States Securities and Exchange Commission


Re:  Tenet Information Systems, Inc.


We have read the statements made by Tenet Information Systems, Inc. regarding Hansen, Barnett & Maxwell contained in Item 4 of the Form 8-K dated July 14, 2004 filed on July 21, 2004 and agree with those statements.



                                                 Sincerely,


                                                  /s/ Hansen, Barnett & Maxwell
                                                  -----------------------------
                                                      Hansen, Barnett & Maxwell